Exhibit 10.3

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is effective as of October 13, 2023 (the “Effective Date”), among Skyline Champion Corporation, an Indiana corporation (the “Company”), Regional Holdings Corporation, a Mississippi corporation (“Regional”) and Dana Jenkins, an individual resident of the State of Mississippi (“Dana Jenkins” and, together with Regional, “Recipients”, each being a “Recipient”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Securities Purchase Agreement (as defined below).

RECITALS

WHEREAS, as part of the aggregate purchase price payable by certain subsidiaries of the Company for all of the issued and outstanding equity interest of the Company Group, under that certain Securities Purchase Agreement dated as of the Effective Date among the Company, Champion Home Builders, Inc., a Delaware corporation and subsidiary of the Company, Champion Retail Housing, Inc., a Delaware corporation and subsidiary of the Company, the Recipients, Regional Underwriters, Inc., a Saint Kitts and Nevis corporation (“Regional Underwriters”), Heath Jenkins, an individual resident of the State of Mississippi (“Heath Jenkins” and Heath Jenkins, Regional and Regional Underwriters being the “Sellers”) and Heath Jenkins as Sellers’ Representative (as amended, supplemented or modified from time to time, the “Securities Purchase Agreement”), the Company agreed to issue to the Recipients certain shares (collectively, the “Acquired Shares”) of the Company’s common stock, par value $0.0277 per share (the “Parent Common Stock”), as the Stock Consideration (in the case of Regional) to be deposited into the Indemnification Escrow Fund, to be held and released pursuant to the Securities Purchase Agreement and the Escrow Agreement, and as the D. Jenkins Stock Consideration (in the case of Dana Jenkins); and

WHEREAS, the Company and Recipients acknowledge and agree that all of the Shares (as defined below), when and if issued, shall be subject to the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the mutual covenants and representations set forth below, the Company and Recipients agree as follows:

1. Shares. All of the Shares, when and if issued, shall be deemed issued to the Recipients as fully paid and non-assessable shares and, subject to Section 2 below, each Recipient shall have all rights of a stockholder with respect thereto, including, but not limited to, all rights to vote the Shares during the period the Shares are held in the Indemnification Escrow Fund. In addition to the Acquired Shares issued pursuant to the Securities Purchase Agreement, the term “Shares” shall include all new, substituted or additional securities received in replacement of the Acquired Shares, whether as a stock dividend or as a result of any stock split, recapitalization, merger, reorganization, exchange for other securities, by reclassification or the like, and all new, substituted or additional securities to which each Recipient is entitled by reason of such Recipient’s ownership of Shares; provided, however, that such new, substituted or additional securities received by reason of Regional’s ownership of Shares held in the Indemnification Escrow Fund shall be held in the Indemnification Escrow Fund subject to the same terms and conditions as the Shares held in the Indemnification Escrow Fund at the time of such receipt.

2. Restrictions. The Shares shall be subject, in addition to restrictions imposed by applicable securities laws, to the following transfer restrictions:

2.1 (i) The Shares shall be “restricted securities” within the meaning of Regulation D and Rule 144 under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold unless such offer or sale is registered under the Act or an exemption from registration is available; (ii) the provisions of Rule 144 under the Act in so far as they permit resale of the Shares only under limited circumstances, including that such Shares have been held, fully paid, by the seller for at least six months after issuance of such Shares before resale pursuant to Rule 144 and then may be resold only in accordance with other applicable requirements of Rule 144 (and any other applicable legal requirements), and Recipient shall not offer or sell any such Shares before the delivery to the Company of an opinion of counsel whose identity is acceptable to the Company, which opinion is in form and substance reasonably acceptable to the Company, to the effect that all such requirements have been satisfied; (iii) each Recipient hereby agrees to comply with the requirements of Rule 144 applicable to an affiliate of the Company (even if such Recipient is not an affiliate of the Company under the Act) that impose limitations on the amount of securities sold in any three-month period by an affiliate of the Company under Rule 144(e); and (iv) Recipient hereby agrees to not permit the Shares to be encumbered by any Lien (as defined in the Securities Purchase Agreement), except for any Liens on the Shares as a result of the Securities Purchase Agreement, within six months following issuance of such Shares;

2.2 Heath Jenkins shall be considered a “Section 16 executive officer” for purposes of the Company’s Insider Trading Policy (the “Insider Trading Policy”), shall comply with all time, place and manner restrictions on the sale of Common Stock and other securities set forth in the Insider Trading Policy and, without limiting the foregoing, shall be prohibited from conducting any sale of the Shares or any other shares of Common Stock held by Heath Jenkins other than during a “Window Period” (as defined in the Insider Trading Policy); the Company may, at any time, impose a “blackout” period pursuant to the Insider Trading Policy, during which period buying, selling or otherwise transferring securities by a specified group of insiders, which group of insiders may include Heath Jenkins, would be considered inappropriate; provided, however, that the restrictions stated in this Section 2.2 shall expire with respect to Heath Jenkins upon the earlier of (a) the date of termination of Heath Jenkin’s employment with the Company or any of its affiliates or (b) a Company determination that the Insider Trading Policy no longer applies to Heath Jenkins;

2.3 The Shares shall be subject to any stock ownership and holding guidelines that may be adopted by the Company and may be in effect from time to time with respect to directors, officers or employees of the Company (“Ownership Guidelines”); by accepting or being deemed to have accepted the Shares, each Recipient acknowledges and agrees to comply with the terms and conditions of any applicable Ownership Guidelines; and

2.4 Regional shall comply with the terms and conditions for resale of the Shares provided for in the Escrow Agreement.

2.5 Except that a Permitted Transfer is permitted under this Section 2.5 in any amount and at any time (subject to compliance with the other provisions of this Agreement), no Recipient shall Transfer any Shares until the first anniversary of the Closing Date; from the first anniversary of the Closing Date to the second anniversary, a Recipient may Transfer one-third of the Shares that such Recipient owned beneficially on the first anniversary; from the second anniversary of the Closing Date to the third anniversary, a Recipient may Transfer all but one-third of the Shares that such Recipient owned beneficially on the first anniversary; and from and after the third anniversary, a Recipient may Transfer any and all other Shares. For the purposes of this Agreement: “Transfer” means (a) sell, offer to sell, contract or agree to sell, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b); and “Permitted Transfer” means (i) a Transfer to the Recipient’s direct or indirect Affiliates or to the estates of any of the foregoing, (ii) a Transfer by bona fide gift to a member of the Recipient’s immediate family or to a trust, the beneficiary of which is such Recipient or members of such Recipient’s immediate family for estate planning purposes, (iii) a Transfer by virtue of the laws of descent and distribution upon the death of the Recipient, (iv) a Transfer pursuant to a qualified domestic relations order, (v) a Transfer to the Company, (vi) a pledge of Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Recipient, (vii) a Transfer pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction (but if such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, then Shares subject to this Agreement will remain subject to this Agreement), or (viii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (provided that such plan does not permit the transfer of Shares in breach of any provision of this Agreement); provided, however, that, in the case of any Transfer pursuant to any of the foregoing clauses (i) through (iv), it will be a condition to any such Transfer that the transferee or donee agrees to be bound by the terms of this Agreement (including the restrictions set forth in the immediately preceding sentence) to the same extent as if such Person were a party hereto. In the case of any Recipient that is an entity, Transfers that are Permitted Transfers pursuant to the immediately preceding sentence will include Transfer(s) by the Person(s) that is (or are) the ultimate beneficial owner(s) of all or a portion of the equity interests in such Recipient, and therefore any such Transfer will be deemed a Permitted Transfer pursuant to this Section 2.5.

3. Representations and Warranties of the Recipients. In connection with the issuance of the Shares pursuant to the terms of the Securities Purchase Agreement, each Recipient represents, warrants and acknowledges to the Company that:

3.1 such Recipient possesses all requisite capacity, power and authority (corporate and other) to execute and deliver this Agreement and to perform its or his obligations hereunder;

3.2 neither the execution and delivery by such Recipient of this Agreement, nor the performance by such Recipient of its or his respective obligations hereunder, will (i) require on the part of such Recipient any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Recipient or any of its or his properties or assets, except, in the case of clause (i) or clause (ii), where any violation or failure to deliver a notice or submit a filing would not cause a material adverse effect;

3.3 the Shares to be acquired by such Recipient pursuant to the Securities Purchase Agreement will be acquired for such Recipient’s own account and not with a view to, or for offer or sale in connection with, the distribution thereof, or as direct or indirect participation in any such undertaking, or as a participation in the direct or indirect underwriting of any such undertaking, in violation of the Act or any other applicable securities laws, and the Shares will not be disposed of in contravention of the Act or any applicable securities laws;

3.4 such Recipient is an “accredited investor” within the meaning of Regulation D under the Act;

3.5 the issuance of the Shares hereunder is exempt from registration under the Act pursuant to Section 4(a)(2) thereof and the rules and regulations promulgated thereunder, and the Company’s reliance on such exemption is predicated on the Recipients’ representations, warranties and acknowledgments set forth herein; and

3.6 such Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment in the Company and the transactions contemplated by this Agreement; such Recipient is relying solely on such advisors and not on any representations, warranties, covenants or other promises of the Company or any of its agent; and such Recipient understands that it or her (and not the Company) shall be responsible for any tax liability of such Recipient that may arise as a result of the transactions contemplated by this Agreement.

4. Representations and Warranties of the Company. In connection with the issuance of the Shares pursuant to the terms of the Securities Purchase Agreement, the Company represents, warrants and acknowledges to the Recipients that:

4.1 the Company has all requisite capacity, power and authority (corporate or other) to execute and deliver this Agreement, to perform its obligations hereunder, and to issue the Shares to the Recipients;

4.2 the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations in this Agreement, and the issuance of the Shares contemplated hereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company;

4.3 neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligations hereunder, nor the issuance of the Shares contemplated hereby, will (i) conflict with or violate any provision of the Company’s articles of incorporation, by-laws, voting agreements or similar documents, instruments or agreements relating to the organization or governance of the Company (collectively, the “Organizational Documents”), each as amended or restated to date, (ii) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, except, in the case of clause (ii) or clause (iii), where any violation or failure to deliver a notice or submit a filing would not have a material adverse effect on the Company or on the ability of the Company and the Recipients to consummate this Agreement or the Securities Purchase Agreement;

4.4 the Shares subject to issuance pursuant to the terms of the Securities Purchase Agreement, upon issuance on the terms and conditions specified herein and the Securities Purchase Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens and restrictions (other than restrictions on transfer imposed herein, in the Escrow Agreement (as and when the Shares are escrowed thereunder) and under the Act or any other applicable securities laws), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or other similar right under any provision of the Indiana Business Corporation Law, the Organizational Documents or any agreement to which the Company is a party or is otherwise bound;

4.5 for the past three years, the Company has filed all registration statements, forms, reports, certifications and other documents (collectively, “SEC Reports”) required to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) and all such SEC Reports (i) have been filed on a timely basis, (ii) at the time filed, complied as to form in all material respects with the requirements of the Act and the Exchange Act applicable thereto, and (iii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in any material respect;

4.6 the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has not (i) received any written notification that the SEC is contemplating terminating such registration or (ii) received written notice from The New York Stock Exchange (the “NYSE”) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange; the Company shall use its commercially reasonable best efforts to cause the Shares to be approved for listing on the NYSE, on or before the issuance of the Shares, by filing and processing a supplemental listing application or applications and by obtaining all governmental and NYSE approvals required for such listing; and

4.7 neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

5. Securities Matters. With a view to making available to the Recipients the benefits of Rule 144 under the Act and any other rule or regulation of the SEC that may at any time permit a stockholder to sell Common Stock to the public without registration under the Act, Company will:

5.1 make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Act, at all times after the Effective Date; and

5.2 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act.

6. Legends. Prior to a Recipient transferring Shares in compliance with the terms and conditions of this Agreement, the book entry representing such Shares shall bear the following legends (as well as any other notations or legends required by applicable corporation and securities laws) or contain a notation including such information:

“THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FEDERAL, STATE OR OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION THEREOF UNDER SUCH LAWS OR (ii) IF, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATION.”

Upon transfer of the Shares pursuant to the terms and conditions of this Agreement, such legend may be replaced such that the book entry representing such Shares (a) shall contain a notation or bear a legend noting that such Shares have not been registered under any federal, state or other securities laws and noting the corresponding limitations on transfer as summarized above, but (b) shall no longer contain any legend that such Shares are subject to the terms of this Agreement.

7. Indemnification. The Recipients shall jointly and severally defend, indemnify and hold harmless the Company from and against any and all Losses incurred or suffered by any of them arising out of or resulting from any breach or misrepresentation of any representation or warranty or breach of any covenant or agreement set forth in this Agreement by a Recipient. Any such indemnification claim shall be made and governed by the indemnification procedures set forth in Section 10.4 of the Securities Purchase Agreement, mutatis mutandis. Notwithstanding anything to the contrary contained in this Agreement, Regional hereby authorizes and directs the Company to cancel all or any portion of Regional’s Shares not theretofore delivered to Regional pursuant to the Escrow Agreement in order to satisfy any indemnification obligation of the Sellers pursuant to and in accordance with Section 10.2 of the Securities Purchase Agreement and/or this Section 7.

8. General Provisions.

8.1 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) or by email (if applicable) as set forth on Section 12.3 of the Company Disclosure Schedule, mutatis mutandis, or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of receipt and (ii) in the case of email, upon receipt.

8.2 Further Assurances. From time to time after the date hereof, upon reasonable notice and without further consideration, each Recipient and the Company shall execute and deliver any other document or instrument and shall take any other action as may be necessary in the reasonable discretion of the Company or any stock transfer agent to give effect to or evidence the provisions of this Agreement.

8.3 Assignment. Except as otherwise expressly provided herein, neither party may assign rights or delegate duties arising hereunder without the prior written consent of the other party. Any assignment or delegation of any right, duty, or claim arising hereunder without such consent shall be void.

8.4 Entire Agreement. This Agreement, the Securities Purchase Agreement and the Escrow Agreement constitute the exclusive statement of the agreement among the Company and the Recipients concerning the matters set forth herein, including with respect to rights of and restrictions on the Shares, and supersede all other agreements, whether oral or written, among or between any of them concerning rights of and restrictions on the Shares.

8.5 Modification and Waiver. No amendment, modification, or waiver of this Agreement shall be effective unless made in a written instrument that specifically refers to this Agreement and is signed by the Company and each Recipient. Except as expressly provided herein, the failure of the Company or a Recipient to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of any provision or of the right of any such party to enforce each and every provision of this Agreement.

8.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Recipient and its or his successors and assigns and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

8.7 Not an Employment Agreement. Neither the execution of this Agreement nor the issuance of the Shares hereunder constitutes an agreement by the Company or any of its subsidiaries to employ or retain or to continue to employ or retain the Heath Jenkins during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Shares are outstanding.

8.8 Governing Law and Dispute Resolution. Any dispute arising from this Agreement, including the governing law and jurisdiction thereof, shall be resolved in accordance with Sections 12.14 and 12.15 of the Securities Purchase Agreement, mutatis mutandis.

8.9 Severability and Reformation. If any provision of this Agreement, or the application thereof to any person or circumstance, should, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons and circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

8.10 Power of Attorney. Each of the Company, its successors and assigns is hereby appointed attorney-in-fact, with full power of substitution, of each Recipient for the purpose of carrying out the provisions of Section 7 of this Agreement and for taking any action and executing any instruments that such attorney-in-fact may deem necessary or advisable to accomplish the purposes thereof, which appointment as attorney-in-fact is coupled with an interest and is therefore irrevocable. The Company, as attorney-in-fact for a Recipient, may in the name and stead of such Recipient, make and execute all conveyances, assignments and transfers of such Recipient’s Shares solely for the purpose of carrying out the provisions of Section 7 of this Agreement, and each Recipient hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, each Recipient shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

8.11 Headings. The headings contained in this Agreement are intended solely for convenience of reference sand shall not be considered in interpreting this Agreement.

8.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8.13 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer on any person, other than the Company and the Recipients, any rights hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Agreement as of the day and year first set forth above.

COMPANY:

SKYLINE CHAMPION CORPORATION

By:

Name:

Title:

RECIPIENTS:

REGIONAL HOLDINGS CORPORATION

By:

Name: Heath Jenkins

Title: Chief Executive Officer

Dana Jenkins

[Signature Page to Restricted Stock Agreement]